EXHIBIT 23.4


                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Secure Computing Corporation of our report dated October 2, 1995, relating to the financial statements of Border Network Technologies Inc. for the year ended December 31, 1994, incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1996 of Secure Computing Corporation. We also consent to the reference to us under the heading "Experts" in such registration statement.



/s/ McClurkin Ahier & Company
Chartered Accountants

Mississauga, Ontario
April 30, 1997